EXHIBIT 99.2

April 22, 2025

FHLBank Chicago Announces Q1 2025 Financial Highlights

The Federal Home Loan Bank of Chicago (FHLBank Chicago) today announced its preliminary and unaudited financial results for the first quarter of 2025.

“As we embark on a new year, we reaffirm our commitment to being a strong and reliable source of liquidity to our members and the communities they serve,” said Michael Ericson, president and chief executive officer of FHLBank Chicago. “Our financial success enables us to reinvest through our members back into our district with lending and grant programs that increase housing supply and affordability, stimulate local economies and create more resilient communities.”

First Quarter 2025 Financial Highlights

•Net income was $158 million, compared to $182 million for the first quarter of 2024 due, in part, to interest rates declining quarter-over-quarter, decreasing net interest income. Additionally, the rise in noninterest expense from increased contributions to housing and community development initiatives also contributed to the decline in net income.
•Total assets decreased to $126.1 billion, compared to $129.1 billion at December 31, 2024, with the change mostly due to a decrease in our liquidity portfolio.
•Advances outstanding remained stable at $56.0 billion, compared to $55.8 billion at December 31, 2024.
•Mortgage loans held for portfolio through the Mortgage Partnership Finance® (MPF®) Program increased to $13.5 billion, compared to $13.3 billion at December 31, 2024, primarily attributable to new acquisition volume that outpaced paydown activity.

Ongoing Commitment to Housing and Community Development

FHLBank Chicago has allocated $52 million toward its 2025 Affordable Housing Program (AHP) General Fund, to subsidize the acquisition, new construction, and/or rehabilitation of affordable rental or owner-occupied housing. The competitive round will be open May 12 through June 20, 2025.

The 2025 Downpayment Plus® (DPP®) grant programs opened this February with a budget of $46 million. These programs allow participating members to help their income-eligible borrowers with down payment and closing costs of up to $10,000.

To help members fund affordable housing and economic development needs in their communities, FHLBank Chicago offers Community Advances at below market rates and $365 million was funded in the first quarter of 2025.

The MPF Program has an impact on housing finance and affordability. During the first quarter of 2025, 39% of mortgages purchased for investment or securitized through MPF products at FHLBank Chicago were made to low-income borrowers or communities.

Additionally, FHLBank Chicago has committed more than $8 million to its Community First® grant programs in 2025 to target affordable housing development and expand access to financial education.

EXHIBIT 99.2

For more financial details, please refer to the Condensed Statements of Income and Statements of Condition. The Form 10-Q for the quarter ending March 31, 2025, is expected to be filed with the Securities and Exchange Commission (SEC) next month.

[Includes a "View Preliminary Financial Statements button" that links to preliminary financial statements filed in Exhibit 99.1]

Q1 2025 Dividend Declared

FHLBank Chicago’s Board of Directors declared a 9.25% (annualized) dividend for Class B1 activity stock and a 4.35% (annualized) dividend for Class B2 membership stock, based on preliminary financial results for the first quarter of 2025. Dividends will be paid to member DID accounts on May 15, 2025.

FHLBank Chicago pays a higher dividend per share on activity stock compared to membership stock to recognize members that support the cooperative by using our products. It has the effect of enhancing the benefits of using the Bank either by lowering the cost on advances and letters of credit or improving the return on Mortgage Partnership Finance® (MPF®) Traditional loans sold. This net benefit of the higher dividend received on Class B1 activity stock lowers your borrowing costs by an estimated 21.57 basis points*.

FHLBank Chicago expects to maintain at least an 8.75% (annualized) dividend for Class B1 activity stock for the second and third quarters of 2025, based on current projections and assumptions regarding our financial condition. This information is being provided to assist members in planning their activity with FHLBank Chicago. Any future dividend payments remain subject to determination and declaration by FHLBank Chicago's Board of Directors and may be impacted by changes in financial or economic conditions, regulatory and statutory limitations, and any other relevant factors.

As always, thank you for your membership in the Federal Home Loan Bank of Chicago.

*Reflects Class B1 activity stock dividend as a reduction to the assumed advance rate, based on a Class B1 dividend rate of 9.25% for Q1 2025, an opportunity cost of buying stock (estimated to be the Q1 2025 U.S. Federal Reserve Average Federal Funds Rate of 4.33%), and 4.50% advance capitalization for illustration purposes only.

EXHIBIT 99.2
Forward-Looking Information: This announcement uses forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than statements of historical fact, including statements with respect to beliefs, plans, objectives, projections, estimates, or predictions. These statements are based on FHLBank Chicago’s expectations as of the date hereof. The words “believe”, “estimate”, “expect”, “preliminary”, “continue”, “remain”, “commit”, and similar statements and their plural and negative forms are used to identify some, but not all, of such forward-looking statements. For example, statements about future dividends and expectations for financial commitments are forward-looking statements. FHLBank Chicago cautions that, by their nature, forward-looking statements involve risks and uncertainties, including, but not limited to: legislative and regulatory developments that affect FHLBank Chicago, its members, or counterparties; instability in the credit and debt markets; economic conditions (including banking industry developments and liquidity in the financial system); prolonged inflation or recession; maintaining compliance with regulatory and statutory requirements (including relating to dividend payments and retained earnings); any decrease in levels of business which may negatively impact results of operations or financial condition; the reliability of projections, assumptions, and models on future financial performance and condition; political, national and world events; changes in demand for advances or consolidated obligations; membership changes; changes in mortgage interest rates and prepayment speeds on mortgage assets; FHLBank Chicago’s ability to execute its business model and pay future dividends (including enhanced dividends on activity stock); FHLBank Chicago’s ability to protect the security of information systems and manage any failures, interruptions, or breaches in its technology, controls or operating processes; and the risk factors set forth in FHLBank Chicago’s periodic filings with the Securities and Exchange Commission (SEC), which are available through the SEC’s reporting website. FHLBank Chicago assumes no obligation to update any forward-looking statements made herein. In addition, the FHLBank Chicago reserves the right to change its business plan or plans for any programs for any reason, including but not limited to, legislative or regulatory changes, changes in membership or member usage of programs, or changes at the discretion of the board of directors. Accordingly, FHLBank Chicago cautions that actual results could differ materially from those expressed or implied in these forward-looking statements or could impact the extent to which a particular plan, objective, projection, estimate or prediction is realized. New factors may emerge, and it is not possible to predict the nature of each new factor or assess its potential impact. Given these uncertainties, undue reliance should not be placed on forward-looking statements.

“Mortgage Partnership Finance” and “MPF” are registered trademarks of the Federal Home Loan Bank of Chicago.
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